UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2017 (May 11, 2017)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

FIRST INDUSTRIAL, L.P.

(Exact name of registrant as specified in its charter)

First Industrial Realty Trust, Inc.:

Maryland	1-13102	36-3935116
State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Industrial, L.P.:

Delaware	333-21873	36-3924586
State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On March 2, 2017, the Board of Directors approved a proposal to amend the Articles of Incorporation of First Industrial Realty Trust, Inc. (the “Company”), subject to stockholder approval, to increase the number of shares of the Company’s Common Stock authorized for issuance (the “Charter Amendment”). The Company held its 2017 annual meeting of stockholders (the “Annual Meeting”) on May 11, 2017. At the Annual Meeting, the Company’s shareholders approved the Charter Amendment.

The Charter Amendment amended Section 7.1 of the Company’s Articles of Incorporation to read in its entirety as follows, marked to show changes from the version of Section 7.1 in effect immediately prior to the approval of the Charter Amendment:

“7.1 Authorized Capital Stock. The total number of shares of stock which the Corporation has authority to issue (the “Stock”) is three hundred million (300,000,000) shares, consisting of (i) ten million (10,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock”); (ii) two hundred twenty-five million (225,000,000) shares of common stock, par value $.01 per share (“Common Stock”); and (iii) sixty-five million (65,000,000) shares of excess stock, par value $.01 per share (“Excess Stock”). The aggregate par value of all the shares of all classes of Stock is $3,000,000.”

The full text of the Charter Amendment, effective May 11, 2017, is attached as Exhibit 3.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 11, 2017. Of the 117,274,432 shares of common stock outstanding and entitled to vote on the March 20, 2017 record date for the Annual Meeting, a total of 106,966,691 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at the Annual Meeting are as follows:

a.	To elect the seven directors listed below to the Board of Directors to serve until the 2018 annual meeting of stockholders or until their successors are duly elected and qualify. The Company’s stockholders voted to elect the seven nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	For	Against	Abstain
Peter E. Baccile	99,104,647	705,633	30,680
Matthew S. Dominski	99,159,390	651,965	29,605
Bruce W. Duncan	97,504,843	2,300,873	35,244
H. Patrick Hackett, Jr.	99,159,004	652,081	29,875
John Rau	93,693,151	6,119,535	28,274
L. Peter Sharpe	97,291,133	2,523,746	26,081
W. Ed Tyler	98,873,192	938,430	29,338

There were 7,125,731 broker non-votes with respect to each nominee.

b.	To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting. The Company’s stockholders voted to approve this proposal with 96,316,815 votes “For” and 2,940,842 votes “Against”. There were 583,303 abstentions and 7,125,731 broker non-votes with respect to such proposal.

c.	To indicate, on an advisory (i.e. non-binding) basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of the Company’s named executive officers. The Company’s stockholders cast 81,886,754 votes in favor of voting on executive compensation each year, 39,501 votes in favor of voting on executive compensation every two years and 17,864,818 votes in favor of voting on executive compensation every three years. There were 49,887 abstentions and 7,125,731 broker non-votes. Subsequent to the Annual Meeting on May 11, 2017, our board of directors determined that future advisory votes on executive compensation will continue to be held annually.

d.	To approve the Charter Amendment to increase the number of authorized shares of the Company’s common stock, $.01 par value per share. The Company’s stockholders voted to approve this proposal with 105,239,970 votes “For” and 1,326,732 votes “Against.” There were 371,781 abstentions and 28,208 broker non-votes with respect to such proposal.

e.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ended December 31, 2017. The Company’s stockholders voted to approve this proposal with 106,126,958 votes “For” and 754,089 votes “Against”. There were 57,436 abstentions and 28,208 broker non-votes with respect to such proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of First Industrial Realty Trust, Inc., filed on May 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

FIRST INDUSTRIAL, L.P.

By: First Industrial Realty Trust, Inc., its general partner

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

Date: May 12, 2017